EXHIBIT 23.2

Consent of Independent Actuary

We consent to the use of and reference to our name in the Annual Report on Form 10-K of United Fire Group, Inc. (“United Fire”) for the year ended December 31, 2015 in Item 1, “Business” under the heading “Reserves” under the subheading “Life Insurance Segment” and in Item 7, “Management's Discussion and Analysis of Financial Condition and Results of Operations” under the subheading “Critical Accounting Policies” under the heading “Independent Actuary” under “Future Policy Benefits and Losses, Claims and Loss Settlement Expenses - Life Insurance Segment.” We also consent to the incorporation by reference of such use and reference into the Registration Statements of United Fire described in the following table:

Registration Statement
Form	Number	Purpose

S-8, S-8 POS	333-42895	Pertaining to United Fire's employee stock purchase plan
S-8	333-63103	Pertaining to United Fire's non-qualified employee stock option plan
S-8, S-8 POS	333-107041	Pertaining to the United Fire Group 401(k) plan
S-8, S-8 POS	333-129923/ 333-178095	Pertaining to United Fire's 2005 non-qualified non-employee director stock option and restricted stock plan
S-8, S-8 POS	333-151074/ 333-196251	Pertaining to United Fire's Stock Plan

February 26, 2016	/s/ Steve Griffith
Griffith, Ballard and Company
President